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Exhibit 10.2

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	Aspen Insurance Holdings Limited Maxwell Roberts Building 1 Church Street Hamilton, HM 11 Bermuda
From:	Goldman, Sachs & Co.
Subject:	Collared Accelerated Stock Buyback
Ref. No:	1626308626
Date:	September 28, 2007

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (‘‘GS&Co.’’) and Aspen Insurance Holdings Limited (‘‘Counterparty’’) (together, the ‘‘Contracting Parties’’) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.	This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of September 28, 2007 (the ‘‘Master Confirmation’’) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.	The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	September 28, 2007

Forward Price Adjustment Amount:	USD [***]

Hedge Completion Date:	As set forth in the Trade Notification, but in no event later than October 22, 2007.

Scheduled Termination Date:	[***] after the Hedge Completion Date, subject to GS&Co.’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	[***] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Prepayment Amount:	USD 50,000,000

Counterparty Additional Payment Amount:	USD 0

Minimum Shares:	As set forth in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) [***]% of the Hedge Period Reference Price.

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Maximum Shares:	As set for in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) [***]% of the Hedge Period Reference Price.

Ordinary Dividend Amount:	For any calendar quarter, USD 0.15

***	indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

3.	Counterparty represents and warrants to GS&Co. that neither it nor any ‘‘affiliated purchaser’’ (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

4.	This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,
GOLDMAN, SACHS & CO.
By:
Authorized Signatory

Agreed and accepted by:
ASPEN INSURANCE HOLDINGS LIMITED
By:
Name:
Title: